UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2008

FORMFACTOR, INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-50307		13-3711155
(Commission File Number)		(IRS Employer Identification No.)

7005 Southfront Road, Livermore, CA	94551
(Address of principal executive offices)	(Zip Code)

(925) 290-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Appointment of Certain Officers.

On March 28, 2008, FormFactor, Inc. announced the appointment of Jean Bernard Vernet as Chief Financial Officer and a Senior Vice President, reporting to Dr. Mario Ruscev, the company’s President. Mr. Vernet joined the company effective March 31, 2008.

Mr. Vernet, age 47, previously served as Director of Risk and Assistant Treasurer of Rio Tinto Alcan, the aluminum product group of Rio Tinto plc, an international mining group, from July 2007 to March 2008.  Prior to joining Rio Tinto, Mr. Vernet worked at Schlumberger Limited, a services company supplying technology, project management and information solutions for optimizing performance in the oil and gas industry, from October 1996 to June 2007, where he held several leadership positions, including Finance Director and Controller of REW Wireline Business Unit and Corporate R&D from July 2004 to June 2007, Treasurer of Atlantic Asia from January 2003 to June 2004, and Market Risk Manager — Treasury Center Managing Director from April 1999 to December 2002. Mr. Vernet received a B.S. equivalent in mathematics and physics from Lycée Janson de Sailly, France, a M.S. in mechanical engineering from École Centrale de Lyon, France, and a M.B.A in analytic finance and accounting from the University of Chicago.

As Chief Financial Officer of FormFactor, Mr. Vernet will be paid an annual base salary of $325,000 and is eligible to receive a bonus under the company’s Key Employee Bonus Plan at a target rate of 90% of base salary pursuant to his letter agreement with FormFactor, which is included as Exhibit 10.01 to this Form 8-K. For the 1st half of 2008, his semi-annual bonus is guaranteed at 100% of base salary. Mr. Vernet will receive a sign-on bonus of $100,000. The company will reimburse his relocation expenses from Canada, including real estate agent commissions up to $40,000 and costs for moving his family and household goods, and pay him one month’s base salary as a relocation allowance.

FormFactor granted Mr. Vernet, as of March 31, 2008, a stock option under the company’s 2002 Equity Incentive Plan to purchase 50,000 shares of FormFactor common stock with an exercise price of $19.10 (the closing price of the company’s stock on the Nasdaq Global Market on March 31st) that vests over 4 years, with 25% vesting on March 31, 2009 and the remainder vesting in equal monthly installments over the following three years. FormFactor also granted Mr. Vernet, as of March 31, 2008, restricted stock units under the company’s 2002 Equity Incentive Plan that represent the right to receive 20,000 shares of FormFactor common stock upon vesting. The restricted stock units will vest in four equal installments on March 31 of each of 2009, 2010, 2011 and 2012. The stock option and the restricted stock units are subject to vesting acceleration upon the occurrence of certain change in control events.

Mr. Vernet will enter into an indemnity agreement and a change of control severance agreement, the terms of which are identical in all material respects to the forms of these agreements that FormFactor has previously entered into with its executive officers.  The forms of these agreements and the company’s 2002 Equity Incentive Plan and Key Employee Bonus Plan are described in the company’s Proxy Statement, which FormFactor filed with the Securities and Exchange Commission, and are exhibits to the Company’s Form 10-K for the fiscal year ended December 29, 2007.

FormFactor issued a press release regarding Mr. Vernet’s appointment, which is included as Exhibit 99.01 to this Form 8-K.

Item 9.01.                              Exhibits.

Exhibit
Number	Exhibit Title or Description
10.01	Employment Letter Agreement dated March 1, 2008.
99.01	Press release dated March 28, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2008	FORMFACTOR, INC.

	By:	/s/ STUART L. MERKADEAU
Stuart L. Merkadeau
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Title or Description
10.01	Employment Letter Agreement dated March 1, 2008.
99.01	Press release dated March 28, 2008.